                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  September 20, 2001

                          Princeton Video Image, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                Delaware              000-23415             22-3062052
          ---------------------------------------------------------------
          (State or Other Juris-     (Commission         (I.R.S. Employer
         diction of Incorporation)   File Number)       Identification No.)



          15 Princess Road, Lawrenceville, New Jersey             08648
          ---------------------------------------------------------------
          (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (609) 912-9400
                                                   --------------


          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

                                EXPLANATORY NOTE

      Princeton Video Image, Inc. ("PVI") hereby amends its Current Report on Form 8-K dated September 20, 2001, as filed with the Securities and Exchange Commission on October 3, 2001, for the sole purpose of adding Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
  Shareholders of Publicidad Virtual, S.A. de C.V.:

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of shareholders' (deficit)/equity present fairly, in all material respects, the financial position of Publicidad Virtual, S.A. de C.V., at June 30, 2001 and June 30, 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has incurred substantial losses and negative cash flows from operations in the latest fiscal period and may incur costs and expenses in excess of expected revenues during the ensuing fiscal year. The Company's liquidity plans are outlined in Note 1 to the financial statements.

PricewaterhouseCoopers

Jorge Luis Hernandez Baptista
Public Accountant

Mexico City, December 4, 2001

                       PUBLICIDAD VIRTUAL, S. A. DE C. V.

                                 BALANCE SHEETS

                        Expressed in US Dollars and GAAP

                                                                  June 30,               September 30,
                                                       ----------------------------      -------------
                                                           2001             2000              2001
                                                       -----------      -----------      -------------
                                                                                         (consolidated)
Assets                                                                                (unaudited note 2k)
CURRENT:
Cash and cash equivalents (Note 2b)                    $   631,337      $ 2,799,948       $   139,685
Trade accounts receivable                                  949,920          804,606         1,064,904
Prepaid airtime from Televisa (Note 2e)                    914,871          970,419           360,279
Other receivables (Note 3)                                 258,674          204,477           299,559
Prepaid expenses and other current assets                   24,692           14,253             7,228
Deferred tax (Notes 2g and 13)                                --            471,669              --
                                                       -----------      -----------       -----------

Total current assets (Note 12)                           2,779,494        5,265,372         1,871,655
                                                       -----------      -----------       -----------

PROPERTY AND EQUIPMENT - Net (Notes 2c and 4)              631,240          821,926           640,318
                                                       -----------      -----------       -----------

OTHER ASSETS:
License royalty rights (Notes 2h and 5)
(Includes $1,560,640 $1,166,078 and $1,552,306
of accumulated amortization as of June 30, 2001,
2000 and as of  September 30, 2001 respectively)           331,045          561,445           247,469
                                                       -----------      -----------       -----------

Total assets                                           $ 3,741,779      $ 6,648,743       $ 2,759,442
                                                       ===========      ===========       ===========

Liabilities

CURRENT:
Royalties and other payable to PVI (Notes 5 and 6)     $ 1,190,013      $   828,667       $ 1,030,783
Account payable to Televisa and TV Azteca                1,153,347        1,816,293           201,240
Advertising and production advances (Note 2d)            1,150,214        1,147,640           756,873
Sundry creditors and accrued liabilities                   676,080          284,729           813,257
Payable to related parties (Note 6)                        154,015        1,210,864         1,484,799
Capital leases (Note 4)                                     13,885           37,835              --
Bank loans (Note 7)                                           --               --             523,330
                                                       -----------      -----------       -----------

Total current liabilities (Note 12)                      4,337,554        5,326,028         4,810,282

COMMITMENTS AND CONTINGENCIES (Note 9)

Long-term deferred tax (Notes 2g and 13)                      --             60,135              --
                                                       -----------      -----------       -----------

Total liabilities                                        4,337,554        5,386,163         4,810,282
                                                       -----------      -----------       -----------

Stockholders' equity:

Common stock, $10 Mexican pesos par value,
authorized and issued 100,000 shares as of
June 30 and September 30, 2001 (5,000
shares as of  June 30, 2000) (Note 10)                     115,063           16,102           115,063
                                                       -----------      -----------       -----------

Premium on shares (Note 10)                                109,378             --             109,378
                                                       -----------      -----------       -----------

RETAINED EARNINGS:
Legal reserve (Note 11)                                      1,301            1,301             1,301
Unappropriated earnings/(deficit) (Note 11)              1,208,833          384,602          (999,244)
Net (loss) profit (Notes 11)                            (2,208,077)         824,231        (1,550,456)

Accumulated other comprehensive income                     177,727           36,344           273,118
                                                       -----------      -----------       -----------

                                                          (820,216)       1,246,478        (2,275,281)
                                                       -----------      -----------       -----------

Total stockholders' (deficit)/equity                      (595,775)       1,262,580        (2,050,840)
                                                       -----------      -----------       -----------

Total liabilities and stockholders'
(deficit)/equity                                       $ 3,741,779      $ 6,648,743       $ 2,759,442
                                                       ===========      ===========       ===========


The accompanying notes are an integral part of these financial statements.

                       PUBLICIDAD VIRTUAL, S. A. DE C. V.

                            STATEMENTS OF OPERATIONS

                        Expressed in US Dollars and GAAP

                                                                                                         For three months
                                                             Year ended June 30,                        ended September 30,
                                                ---------------------------------------------      ----------------------------
                                                    2001             2000             1999             2001             2000
                                                -----------      -----------      -----------      -----------      -----------
                                                                                                        (unaudited note 2l)
                                                                                                  (consolidated)
ADVERTISING AND PRODUCTION REVENUE, NET
(Note 2d)                                       $ 8,647,146      $ 7,605,826      $ 2,438,680      $ 1,989,772      $ 2,389,920
                                                -----------      -----------      -----------      -----------      -----------

COSTS AND OPERATING EXPENSES:
Sales and Marketing (Note 8)                      7,347,490        4,249,005          843,454        2,815,408        1,519,461
General and Administrative                        1,836,030        1,177,063          675,630          399,867          344,672
Field Operations and Support                      1,112,415        1,091,564          647,976          262,194          298,601
                                                -----------      -----------      -----------      -----------      -----------

                                                 10,295,935        6,517,632        2,167,060        3,477,469        2,162,734
                                                -----------      -----------      -----------      -----------      -----------

Operating (loss) profit                          (1,648,789)       1,088,194          271,620       (1,487,697)         227,186

Interest income                                      63,773          131,378           67,436            5,052           21,126
Interest expense                                   (161,003)        (234,686)        (310,256)         (43,804)         (25,052)
Foreign exchange profit (loss), net                  14,240           44,188           34,093          (75,434)          12,149
Other (loss) income, net                            (14,437)           6,324           (1,091)          51,427           21,194
                                                -----------      -----------      -----------      -----------      -----------

(Loss) profit before taxes                       (1,746,216)       1,035,398           61,802       (1,550,456)         256,603
                                                -----------      -----------      -----------      -----------      -----------

PROVISIONS FOR:
Income tax provision, net (Notes 2g and 13)         434,019          203,662           58,311               --           55,436
Assets tax (Note 13)                                 27,842            7,505               --               --               --
                                                -----------      -----------      -----------      -----------      -----------

                                                    461,861          211,167           58,311               --           55,436
                                                -----------      -----------      -----------      -----------      -----------

Net (loss) profit  (Note 11)                     (2,208,077)         824,231            3,491       (1,550,456)         201,167

Other comprehensive income (loss):
Foreign currency translation adjustment,
net of tax                                          141,383           55,024          (18,680)          95,391          (21,590)
                                                -----------      -----------      -----------      -----------      -----------

Comprehensive (loss) income (Note 2j)           ($2,066,694)     $   879,255      ($   15,189)     ($1,455,065)     $   179,577
                                                ===========      ===========      ===========      ===========      ===========

The accompanying notes are an integral part of these financial statements.

                       PUBLICIDAD VIRTUAL, S. A. DE C. V.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999

      AND FOR THE THREE MONTHS PERIOD ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                        Expressed in US Dollars and GAAP

                                                                              Retained earnings
                                                                           ------------------------
                                                                                                       Accumulated
                                                                                                          other           Total
                                                    Common      Premium     Legal                     comprehensive   stockholders'
                                                     stock     on shares   reserve   Unappropriated   income (loss)      equity
                                                   ---------   ---------   -------   --------------   -------------   ------------
Balance as of June 30, 1998                        $  16,102   $      --   $ 1,301     $   381,111      $      --     $   398,514

Foreign currency translation adjustment                                                                   (18,680)        (18,680)
Net loss for the year ended June 30, 1999
(Note 11)                                                                                    3,491                          3,491
                                                   ---------   ---------   -------     -----------      ---------     -----------

Balance as of June 30, 1999                           16,102          --     1,301         384,602        (18,680)        383,325

Foreign currency translation adjustment                                                                    55,024          55,024
Net profit for the year ended June 30, 2000
(Note 11)                                                                                  824,231                        824,231
                                                   ---------   ---------   -------     -----------      ---------     -----------

Balance as of June 30, 2000                           16,102          --     1,301       1,208,833         36,344       1,262,580

Issuance of common stock and premium on shares
(Note 10)                                             98,961     109,378                                                  208,339
Foreign currency translation adjustment                                                                   141,383         141,383
Net loss for year ended June 30, 2001 (Note 11)                                         (2,208,077)                    (2,208,077)
                                                   ---------   ---------   -------     -----------      ---------     -----------

Balance as of June 30, 2001                          115,063     109,378     1,301        (999,244)       177,727        (595,775)

Foreign currency translation adjustment                                                                    95,391          95,391
Net loss for three months period ended
September 30, 2001 (Note 11)                                                            (1,550,456)                    (1,550,456)
                                                   ---------   ---------   -------     -----------      ---------     -----------
Balance as of  September 30, 2001 (consolidated)   $ 115,063   $ 109,378   $ 1,301     ($2,549,700)     $ 273,118     ($2,050,840)
                                                   =========   =========   =======     ===========      =========     ===========


The accompanying notes are an integral part of these financial statements.

                        PUBLICIDAD VIRTUAL, S. A. DE C.V.

                             STATEMENTS OF CASH FLOW
                                 (Notes 1 and 2)

                       Expressed in U.S. Dollars and GAAP

                                                                                                  For three months
                                                             Year ended June 30,                 ended September 30,
                                                  ---------------------------------------    --------------------------
                                                      2001           2000          1999          2001           2000
                                                  -----------    -----------    ---------    -----------    -----------
                                                                                                 (unaudited note 2k)
Operating activities:                                                                       (consolidated)
Net (loss) profit (Note 11)                       $(2,208,077)   $   824,231    $   3,491    $(1,550,456)   $   201,167
Adjustments to reconcile net loss to net
cash (used in) provided by operating activities:
Depreciation                                          376,376        449,293      243,053         90,208        103,818
License amortization                                  273,287        272,389      265,232         69,865         68,843
Deferred tax provision (benefit)                      434,019        203,662       58,311             --        (57,386)
Loss (profit) on sale of fixed assets                  13,189             --           --         (1,875)            --

Increase (decrease) in operating activities:
Account payable to Televisa                          (662,946)     1,816,293           --       (952,107)    (1,533,275)
Accounts receivable from Televisa                          --      1,204,016     (632,333)            --             --
Advertising and production advances                     2,574      1,147,640           --       (393,341)       740,393
Royalties payable to PVI                              361,346        645,584      183,082       (159,230)      (454,478)
Sundry creditors and accrued liabilities              391,351        203,054       55,391        137,177       (124,515)
Prepaid airtime from Televisa                          55,548       (970,419)          --        554,592        674,178
Trade accounts receivable                            (145,314)      (765,212)     (39,394)      (114,984)    (1,239,600)
Payable to related parties                         (1,056,849)      (649,508)     261,318      1,330,784       (711,207)
Other receivables                                     (54,197)       (71,478)    (129,884)       (40,885)        20,033
Prepaid expenses and other current assets             (10,439)        (7,203)      (2,380)        17,464          1,904
Other receivables from related parties                     --             --       40,599             --             --
                                                  -----------    -----------    ---------    -----------    -----------

Cash (used in) provided by operating activities    (2,230,132)     4,302,342      306,486     (1,012,788)    (2,310,125)
                                                  -----------    -----------    ---------    -----------    -----------

Investing activities:

Acquisition of fixed assets                           (92,158)      (494,273)    (354,909)       (66,237)        (8,921)
Proceeds from the sale of fixed assets                  3,003          8,661           --         23,937             --
                                                  -----------    -----------    ---------    -----------    -----------

Cash used in investing activities                     (89,155)      (485,612)    (354,909)       (42,300)        (8,921)
                                                  -----------    -----------    ---------    -----------    -----------

Financing activities:

Capital leases                                       (108,986)      (124,640)     (75,833)       (13,885)       (23,613)
Notes payable to financial institutions                    --             --           --        523,330             --
Notes payable to related parties                           --     (1,043,138)    (106,994)            --             --
Issuance of capital stock                              98,961             --           --             --             --
Premium on shares                                     109,378             --           --             --             --
                                                  -----------    -----------    ---------    -----------    -----------

Cash provided by (used in) financing
activities                                             99,353     (1,167,778)    (182,827)       509,445        (23,613)
                                                  -----------    -----------    ---------    -----------    -----------

Effect of exchange rate changes on cash                51,323         92,984      106,871         53,991        (21,380)
                                                  -----------    -----------    ---------    -----------    -----------

(Decrease) increase in cash and cash
equivalents                                        (2,168,611)     2,741,936     (124,379)      (491,652)    (2,364,039)
Cash and cash equivalents at the beginning
of period                                           2,799,948         58,012      182,391        631,337      2,799,948
                                                  -----------    -----------    ---------    -----------    -----------

Cash and cash equivalents at the end of
period                                            $   631,337    $ 2,799,948    $  58,012    $   139,685    $   435,909
                                                  ===========    ===========    =========    ===========    ===========

Interest payments                                 $ 1,401,013    $   610,786    $  13,905    $    43,804    $     9,461
                                                  ===========    ===========    =========    ===========    ===========
Tax payments                                           27,842             --           --             --             --
                                                  ===========    ===========    =========    ===========    ===========

Supplemental schedule of noncash investing and financial activities:


Capital leases obligations of $79,756, $152,756, $50,060, $0 and $75,881 at June 30, 2001, 2000, 1999 and at September 30, 2001 and 2000 (unaudited) respectively were incurred when the Company entered into leases for new equipment.

The accompanying notes are an integral part of these financial statements.

                       PUBLICIDAD VIRTUAL, S. A. DE C. V.

      NOTES TO THE FINANCIAL STATEMENTS AS OF JUNE 30, 2001, 2000 AND 1999

                             Amounts in U.S. Dollars

 (Unaudited with respect to the three months ended September 30, 2001 and 2000)



NOTE 1 - INCORPORATION AND CORPORATE PURPOSE:

Publicidad Virtual, S.A. de C.V. ("PV" or the "Company"), was legally incorporated on February 21, 1994 under Mexican laws in the State of Mexico, Mexico.

The Company's main activity is the purchasing, selling and marketing of various types of publicity and the operation of various types of advertising technology in Audiovisual, T.V. wireless set and movies. Since inception, the Company has been engaged in the marketing of the Live Video Insertion System ("L-VIS"), through a joint venture agreement with Princeton Video Image, Inc. ("PVI"), for the marketing of PVI's technology in Latin America and the Spanish language markets in the Caribbean basin (see Note 5). Publicidad Virtual's development and operations since inception have been financed primarily by borrowings from Presencia en Medios, S. A. de C. V. (PM), former Publicidad main shareholder (see Note 6).

The Company has an agreement with Consultores Asociados Dasi, S.C. (a related company) for the lending of administrative and management services.

Starting July 2001, PV legally became a shareholder of 99.99% of the capital stock of a Brazilian company named "Publicidad Virtual Latinoamericana, LTDA", which is in a preoperating stage and will have the same main activity as the Company, starting in January 2002. Therefore, beginning July 2001, Publicidad Virtual Latinoamericana, LTDA has been consolidated.

The assets, liabilities and results of such company, are considered immaterial.

On September 20, 2001, PVI became the main stockholder of the Company, therefore, since that date PVI is considered as a related party.

The Company is subject to a number of risks common to companies in similar stages of operations including, but not limited to, the lack of assurance of the marketability of it product, intense competition, including entry of new competitors and products into the market, the risk of technological obsolescence, the limited source of supply of certain components of the L-VIS System, and the need to raise additional funds to support its business operations. Actual working capital requirements will depend on numerous factors, including Company's ability to maintain its customer base and attract new customers to use the L-VIS System, the level of resources the Company will be able to allocate to the development of greater marketing and sales capabilities and the status of it competitors. The Company has incurred substantial losses and negative cash flows from operations in the latest fiscal period and may incur costs and expenses in excess of revenues during the ensuing fiscal year. The Management is actively engaged in negotiations to obtain equity and debt financing in amounts sufficient to fund the Company's business plan. A source of this funding could be the Company's parent company, PVI, which in a letter dated December 4, 2001, has committed support to the Company through the fiscal year.

The Company has prepared the accompanying financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is no assurance that the Company will generate sufficient cash flow from operations to liquidate liabilities as they become due. Accordingly, it may require additional funds to meet planned obligations through June 30, 2002 and may seek to raise such amounts through a variety of options. These include future cash from operations and proceeds from the renovation of bank loans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 2 - BASIS OF PREPARATION AND ACCOUNTING POLICIES:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

In accordance with Financial Accounting Standards Board No. 52 "Foreign Currency Translation", monetary and non-monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Capital stock has been translated at historic observed exchange rates. Revenues, expenses, gains and losses are translated at the average exchange rate for the year. The net equity effects of translation are recorded in the cumulative foreign currency translation adjustment account as a part of accumulated other comprehensive (loss) income.

The main accounting policies followed by the Company in the preparation of these financial statements are:

a. Consolidation- The practice has been established of presenting consolidated financial statements including the financial position and results of the subsidiaries in which the Company has control and a direct or indirect interest in more than 50% of the capital stock. All material intercompany transactions have been eliminated in the consolidation.

b. Cash and cash equivalents- Cash and cash equivalents consists of all highly liquid investments with original maturity of less than three months.

c. Property and equipment- Property and equipment (including those acquired under capital leases) are stated at cost and depreciated on a straight-line basis over the estimated useful lives or lease term whichever is shorter. For videoelectronic equipment 3 years, for computer equipment and L-VIS systems 3 years, for transportation equipment 4 years and furniture and office fixtures 10 years.

    Leasehold improvements are amortized over the shorter of the assets' useful lives or the term of the related lease. Expenditures for major improvements, which substantially increase the useful lives of assets, are capitalized. Repair and maintenance costs are expensed as incurred.

    Upon sale or retirement, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss.

    In accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of", all long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. If the cash flows were less than the carrying amount, an impairment loss would be recognized for the difference between the estimated fair value and the carrying value.

d. Revenue recognition- Advertising and production revenue is recognized when earned, which is when the respective advertisement is inserted into a television broadcast, and when the price of advertising is fixed and determinable.

    Until June 30, 1999 most of the advertising was sold to Televisa a major television station in Mexico; since August 1999, the Company sells it directly to the clients.

e. Prepaid airtime- Prepaid airtime is recorded as an asset and amortized when it is used. It is a common practice in this market that unused airtime in a specific period, considering the corresponding agreements, could be used in future events. Management believes that all amounts related to unused airtime are fully recoverable during the current fiscal period.

f. Conversion of the financial information of subsidiary abroad- Translation of the financial information of the subsidiary abroad to US Dollars and GAAP was made under the same basis used to translate the Company's information.

g. Income taxes- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not the deferred tax asset will be realized. Current income tax is the amount of income tax expected to be payable for the current period.

h. License royalty rights- License rights are amortized over the shorter of the license term or the estimated useful life of the rights granted and are reviewed for impairment whenever events or circumstances occur which indicate recorded cost might not be recoverable.

i. Concentrations- The Company maintains its cash and cash equivalents with various major financial institutions, and are principally invested in short term time deposits and money market accounts.

    Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers throughout Mexico. The Company maintains allowances for doubtful accounts based on the expected collectibility of all receivables.

j. Comprehensive (Loss) Income - Under SFAS No. 130, "Reporting Comprehensive Income" the Company displays all items required to be recognized under accounting standards as components of its comprehensive income.

    The comprehensive (loss) income presented in accordance with SFAS No. 130, "Reporting Comprehensive Income" consists of the following: foreign currency translation adjustments, net of the related tax effects for all periods presented and net income (loss). The tax effect for other comprehensive income was immaterial for all periods presented.

k. Use of estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

l. Interim financial data- The unaudited financial data as of September 30, 2001 and for the three months ended September 30, 2001 and 2000 has been prepared by management and includes all adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows of the Company. The results of operations for the three months ended September 30, 2001 are not necessary indicative of the operating results to be expected for the year ending June 30, 2002.

m. Financial instruments - The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair value because of the short maturity of those instruments.

\n.  New accounting requirements - In December 1999, the SEC issued Staff
    Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements". The SEC delayed the effective date of this SAB in June 2000, and we adopted SAB No. 101 during our fiscal quarter ended December 31, 2000. SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and did not have a material impact on our results of operations or financial position.

    In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations". This statement addresses financial accounting and reporting for business combinations. All business combinations in the scope of this statement are to be accounted for using only the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001 and those accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.

    In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets. It addresses how intangible assets that are acquired individually or with a group of other assets, but not those acquired in a business combination, should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangibles should be accounted for after they have been initially recognized in the financial statements. The provisions of this statement are to be applied starting with fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not previously been issued. In addition, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the non-amortization and amortization provisions of this statement. The Company has early adopted this statement in our first quarter of 2002 with no material adjustment.

    In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This standard requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The provisions of this statement will be effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not expect that the adoption of this statement will have a material impact on our results of operations, financial position or cash flows.

    In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The standard provides accounting and reporting requirements for the impairment of all long-lived assets (including discontinued operations) and it also extends the reporting requirements for discontinued operations of APB 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," to all components of an entity. The primary purpose of SFAS No. 144 is to establish guidelines to create a consistent accounting model for the impairment of long-lived assets to be disposed of and to clarify some implementation issues of SFAS No. 121. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, with early application encouraged. We do not expect that the adoption of SFAS No. 144 will have a material impact on our results of operations, financial position or cash flows.


NOTE 3 - OTHER RECEIVABLES:

This balance is represented as follows:

                                                   June 30,        September 30,
                                            --------------------   -------------
                                              2001        2000          2001
                                            --------    --------      --------
                                                                    (unaudited)
Income tax advances(1)                      $194,949    $ 10,279      $223,847
Recoverable value added tax(2)                32,779     174,276        52,336
Sundry debtors                                30,946      19,922        23,376
                                            --------    --------      --------

Total                                       $258,674    $204,477      $299,559
                                            ========    ========      ========

(1) Income tax paid in excess represents advances in excess of the annual provision and will be applicable against the income tax of the following year.

(2) Value added tax recoverable represents the amount applicable against future value added tax payable in accordance with the applicable law.

NOTE 4 - PROPERTY AND EQUIPMENT:

This balance is represented as follows:

                                   Estimated              June 30,             September 30,
                                  useful lives   --------------------------    -------------
                                    (years)          2001           2000            2001
                                  ------------   -----------    -----------     -----------
                                                                                (unaudited)
Videoelectronic equipment             3.33       $   116,813    $    98,206     $   112,293
Furniture and office fixtures           10            32,845         27,448          31,622
L-VIS systems                         3.33           799,372        761,312         857,165
Computer equipment                    3.33           792,862        663,724         758,441
Transportation equipment                4            134,526         76,694         164,901
Leasehold improvements                  2            104,078         88,469          99,022
                                                 -----------    -----------     -----------

Total                                              1,980,496      1,715,853       2,023,444

Less - Accumulated depreciation                   (1,349,256)      (893,927)     (1,383,126)
                                                 -----------    -----------     -----------

                                                 $   631,240    $   821,926     $   640,318
                                                 ===========    ===========     ===========

Depreciation expenses for the year ended June 30, amounted to $376,376, $449,293 and $243,053 in 2001, 2000 and 1999 respectively ($90,208 and $103,818 unaudited for the three month periods ended September 30, 2001 and 2000 respectively).

In accordance with the agreement for the use of license held with Princeton Video Image, Inc.(PVI), the Company has 3 L-VIS systems, which can not be sold without written authorization by PVI.

Two of the L-VIS systems are physically located in the TV networks. There is a contract in which such TV networks recognize that the equipment is property of Publicidad, as well as its trademarks and patents.

Computer and videoelectronic equipment includes assets acquired under short-term capital leases. The net book value of these assets as of June 30, 2001 and 2000 and as of September 30, 2001 was $171,503, $151,820 and $44,805 (unaudited)
respectively.


NOTE 5 - LICENSE ROYALTY RIGHTS:

In 1994, Publicidad signed an agreement with PVI for an exclusive, one-time license royalty granting the Company the right to commercially market PVI technology in Latin America and the Spanish speaking markets in the Caribbean.

The Company paid in 1996 to PVI $1,902,000 that was recorded as an intangible asset and is being amortized over a period of 6 years, which is the period that management estimates the Company will receive the benefits from such license.

In March 1999, the Company entered into an Amendment Agreement, dated as of January 1, 1999, with PVI, which amended the terms of the License Agreement, dated March 1, 1994. Under the terms of this new agreement, PV maintains its exclusive right to use, market and sub-license the PVI's L-VIS system throughout Mexico, Central America, South America and the Spanish speaking markets in the Caribbean area and will pay to the Company a royalty on annual revenues.

During the years ended June 30, 2001, 2000 and 1999 PV paid royalties to PVI of $1,765,938, $990,283 and $121,951 respectively and $234,893 (unaudited) and
$244,728 (unaudited) for the three month periods ended September 30, 2001 and 2000, respectively.

As mentioned in Note 1, starting on September 20, 2001, PVI became the main stockholder of the Company. This transaction has been recorded with an effective date of September 30, 2001. The impact of results from September 20, 2001 to September 30, 2001 was deemed immaterial. Royalties proportional to the ten days period ended September 30, 2001, amounted $26,099. In the same period an interest expense payable to PVI exists amounting $2,565.


NOTE 6 - PAYABLE TO AND OPERATIONS WITH RELATED PARTIES:

The payable to related parties consists of the following:

                                             June 30,          September 30,
                                     -----------------------   ------------
                                        2001         2000          2001
                                     ----------   ----------    ----------
                                                                (unaudited)
Consultores Asociados Dasi, S. C     $  154,015   $1,210,864    $  219,799
Presencia en Medios, S. A. de C. V           --           --     1,265,000
                                     ----------   ----------    ----------

Consultores Asociados Dasi, S. C     $  154,015   $1,210,864    $1,484,799
                                     ==========   ==========    ==========

As mentioned in Notes 1 and 6, starting September 20, 2001, PVI became the main stockholder of the Company. As of September 30, 2001, payable to PVI amounted to $1,030,783 mainly for royalties with a maturity date of February 2002.

The main transactions carried out between related parties are the following:

                                                                             For three months
                                            Year ended June 30,             ended September 30,
                                   ------------------------------------   -----------------------
                                      2001         2000         1999         2001         2000
                                   ----------   ----------   ----------   ----------   ----------
                                                                                (unaudited)
Administrative services paid (1)   $1,792,022   $1,412,175   $  535,085   $  351,139   $  304,137
Interest expense (2)                       --      185,849      296,351           --       23,275
Marketing services (3)                     --      128,346      112,710           --           --
Consulting services fee (4)                --           --           --    1,309,490           --

(1) The Company has an agreement with Consultores Asociados Dasi, S. C., (a company owned by the principal shareholder of Publicidad Virtual), for the lending of administrative and management services, with the following characteristics:

a. Consultores Asociados Dasi, S. C., is committed to provide all administrative and management services necessary for the operations of Publicidad Virtual, S. A. de C. V.

b.  The agreement may be terminated, giving 90 days notice to the other party.

c. The services provided will be in accordance with prices established by the service market.

(2) In July, 2000, the Company signed a debt agreement for the license payment executed by PM in 1994, on which was stated an interest charge that will be calculated by applying to the original debt the average of the interbank rate in Mexico for the period March 1994 to June 2000 (76 months) and multiplied by
1.20. Payable related to these interests, amounting $1,183,029 were paid in the fiscal year ended in June 30, 2001.

In relation to the financial support provided by PM for the working capital, in March 1999 and 1998, the Company signed a recognition contract for the financial support received since 1994 until those years. The interest rate agreed was the interbank rate in Mexico to the average balance of each month.

(3) In 1999, PV entered into a marketing contract with PM, for the assistance in the promotion and selling of its products. The contract remained in effect between January 1 and December 31, 1999. The amount of the commission was 6.75% on the net sales of PV.

(4) Starting on September 20, 2001, the Company entered into a consultant services agreement with PM, which shall be extended through December 31, 2004. The agreement was retroactive to the beginning of the fiscal year ended June 30, 2001. Therefore, the amount accrued during the three-month period ended September 30, 2001 represents the fee based upon the Company's Adjusted Operating Cash Flow for the fiscal year ended June 30, 2001 and the three-month period ended September 30, 2001. Pursuant to the consultant services agreement, PM will render consulting services to PV and will receive a compensation in the form of a contingent service fee and a commission override fee. The consulting services include guidance, advice and assistance in the development of the Company's existing and prospective costumers and the development and maintenance of relationships with third parties to accomplish the Company's business objectives. The percentage of the contingent services fee may range from zero percent (0%) to thirty percent (30%) of the Company's adjusted operating cash flow, not to exceed $1,200,000, as defined in the agreement, for a given year.

The commission override fee is a set percentage of the Company's adjusted operating cash flow. The initial commission override fee is set at four percent (4%) of the Company's adjusted operating cash flow. The commission override fee increases to six percent (6%) in year two of the agreement and to eight percent (8%) in later years. Adjusted operating cash flow for purposes of calculating the contingent service fee and the commission override fee are defined differently under the terms of the consultant services agreement. The consultant services agreement will renew automatically for one year periods after the expiration of the initial term; however, the only fee payable after expiration of the initial term will be the commission override fee.

NOTE 7 - BANK LOANS (UNAUDITED):

During the first quarter of the year ending June 30, 2002, the Company obtained a short-term uncollateralized loan, from a Mexican bank (in Mexican pesos), in the amount of $523,330, endorsed by Presencia en Medios, at the fixed rate of 13.40%. The loan was renewed in October 2001 and is now payable in December 2001.


NOTE 8 - SALES  AND MARKETING:

The sales and marketing expenses for the years ended June 30, 2001, 2000 and 1999, and for the three month periods ended September 30, 2001 and 2000, consist of the following:

                                                                                               For three months
                                                  Year ended June 30,                         ended September 30,
                                   ----------------------------------------------        ----------------------------
                                       2001             2000              1999              2001              2000
                                       ----             ----              ----              ----              ----
                                                                                                 (unaudited)
Airtime                            $3,895,534        $2,172,902        $       --        $1,012,124        $  980,783
Royalties                           1,765,938           990,283           121,951           234,893           244,728
Administrative Services               532,605           499,421           491,484           149,474           197,823
Cash advances to Brazil and
Argentina (See Note 6)                492,409           219,956            50,870            28,992            59,792
Consulting Services Fee                    --                --                --         1,309,490                --
Others                                661,004           366,443           179,149            80,435            36,335
                                   ----------        ----------        ----------        ----------        ----------

Total sales and marketing          $7,347,490        $4,249,005        $  843,454        $2,815,408        $1,519,461
                                   ==========        ==========        ==========        ==========        ==========

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

As of June 30, 2001 and 2000, the Company has the following commitments:

a. Effective October 15, 2000 the Company has an agreement for strategic advice and assistance in connection with its business in Latin America and else where, with Kissinger McLarty Associates (KMA).

         An annual retainer of $75,000 will be paid to KMA for a period of four years. The retainer will be billed quarterly in advance at the fifteenth of the month with payments due within ten days.

b. In October 31, 2000, the Company signed an agreement for the purchase of airtime from Televisa for the period January 1, 2001 to December 31, 2001 amounting to approximately $2,000,000, payable in two installments, in November 2000 and January 2001.

c. In August 15, 2001, the Company signed an airtime purchase agreement with TV Azteca, S.A. de C.V., for the period from August 15, 2001 to December 31, 2001 amounting to approximately $300,000, payable in three installments in August, September and December 2001.

d. The Company has entered into a lease agreement for the offices in Mexico City, with Plaza Corporativa Lomas, S. A. de C. V., for an accrued period of five years ending on September 2001, with the following features:

         - The amount of the monthly rents for the offices and parking spaces, as well as the payment for maintenance amounts $4,801.

         - The monthly amounts stated above shall be paid in advance within the first five days of each month.


NOTE 10 - STOCKHOLDERS' EQUITY:

The minimum capital stock without the right of withdrawal amounts to 50,000 Mexican pesos, and the variable amount is unlimited. The minimum capital stock is represented by 5,000 common authorized shares of $10 Mexican pesos each. On December 20, 2000, the Company received $98,961 of capital stock and $109,378 of additional paid in capital, in exchange for the issuance of 95,000 shares with a par value of $10 Mexican pesos each.

All shares have equal rights and obligations to the shareholders, with free subscription allowing ownership by individuals or corporate entities, both national and foreign.


NOTE 11 - RETAINED EARNINGS:

a. In the event of distribution (in cash or assets), retained earnings are subject to Income Tax, which will be payable by the Company and will be considered final payment in accordance with the following:

- When they do not come from the net or reinvested tax income account, they will incur tax of 35%.

- When the dividends come from the reinvested net tax income account, the rate will be 5%, from the reinvested net tax income account generated in 1999, the rate will be 3%.

- No tax will be incurred when they come from the balance of the net tax income account, and to make use of the latter, first the balance of the reinvested net tax income account must be exhausted.

         Moreover, payments to natural persons or nonresidents for dividends, whatever the origin of these is, are subject to a withholding in accordance with the applicable tax legislation.

         The Company does not have net or reinvested tax income account.

b. The net profit is subject to the resolutions of the General Shareholders' Meeting and to the legal and statutory requirements of appropriating at least 5% of the annual net income to the legal reserve until the reserve equals 20% of its capital stock.


NOTE 12 - POSITION IN FOREIGN CURRENCY:

As of June 30, 2001 and 2000 and as of September 30, 2001, substantially all the assets and liabilities denominated in U.S. dollars were translated at the free exchange rate of $9.09 in 2001, $9.95 in 2000 and $9.55 in September 30, 2001 pesos per U.S. dollar as indicated below:

                                                                         June 30,                   September 30,
                                                             -------------------------------        -------------
                                                                 2001                2000                2001
                                                                 ----                ----                ----
                                                                                                     (unaudited)
Current assets                                               $   195,926         $   335,581         $    41,040
Current liabilities                                           (1,716,762)           (835,163)         (1,063,627)
                                                             -----------         -----------         -----------

Excess of liabilities over assets in foreign currency        ($1,520,836)          ($499,582)        ($1,022,587)
                                                             ===========         ===========         ===========

During 2001, 2000 and 1999, the Company carried out transactions in US Dollars, the most important being the following:

                                                                                                         For three months
                                                      Year ended June 30,                               ended September 30,
                                        --------------------------------------------                 --------------------------
                                        2001                2000                1999                2001               2000
                                        ----                ----                ----                ----               ----
                                                                                                          (unaudited)
Royalties                           $ 1,765,938         $   990,283         $   121,951         $   234,893         $   244,728
Purchase of fixed assets                 67,409             260,075             358,500              27,017              85,065
Interest expense                         19,357              45,593              13,455              29,830              18,424
Legal fees                              481,559                  --                  --                  --                  --
Recovered expenditures                  (18,316)             (4,631)             (7,390)             (6,383)             (2,707)
Sub-License sales and others                 --                  --             (17,500)                 --                  --


NOTE 13 - INCOME TAX, TAX LOSS CARRY FORWARDS AND ASSET TAX:

The Company pays income and assets tax on an annual basis for periods ended on December 31 of each year. For purposes of these financial statements, estimates of these taxes were made.

Temporary differences, which give rise to significant deferred tax assets and liabilities at June 30, 2001 and 2000 and at September 31, 2001, are as follows:

                                                         June 30,                     September 30,
                                            --------------------------------          -------------
                                                2001                 2000                2001
                                                ----                 ----                ----
                                                                                      (unaudited)
Short-term deferred tax:
Deferred assets:
Interest payable to related parties         $        --          ($1,183,029)         $        --
Advertising and production advances          (1,150,214)          (1,147,640)            (756,873)
Fixed assets, net                              (187,396)             (60,398)            (161,230)
Deferred liabilities:
Prepaid airtime from Televisa                   914,871              970,419              360,279
License royalty rights                          331,045              272,389              247,469
                                            -----------          -----------          -----------

Net deferred items                              (91,694)          (1,148,259)            (310,355)
Tax loss carryforwards                       (2,591,323)            (178,967)          (3,641,525)
                                            -----------          -----------          -----------

Deferred tax base                            (2,683,017)          (1,327,226)          (3,951,880)
Income tax rate                                      35%                  35%                  35%
                                            -----------          -----------          -----------

Net deferred tax                               (939,056)            (464,529)          (1,383,158)
Recoverable Assets tax                          (36,727)              (7,140)             (34,942)
                                            -----------          -----------          -----------

Total deferred tax (short-term)                (975,783)            (471,669)          (1,418,100)

Valuation Allowance                             975,783                   --            1,418,100
                                            -----------          -----------          -----------

Total deferred tax (short-term), net        $        --          ($  471,669)         $        --
                                            ===========          ===========          ===========


Long-term deferred tax:

Deferred liabilities:
License royalty rights                      $        --          $   289,056          $        --

Deferred assets:
Fixed assets, net                                    --             (117,242)                  --
                                            -----------          -----------          -----------

Deferred tax base                                    --              171,814                   --
Income tax rate                                      35%                  35%                  35%
                                            -----------          -----------          -----------

Total deferred tax (long-term)              $        --          $    60,135          $        --
                                            ===========          ===========          ===========

The statutory income tax rates for 2001, 2000 and 1999 were 35%. As of June 30, 2001, the Company has net operating loss carryforwards of approximately $2,591,323 ($3,641,525 unaudited as of September 30, 2001) which expire from 2006 to 2009. Tax loss carryforwards can be indexed by applying the Mexican National Consumer Price Index from the date on which losses arise through the date of their utilization. Such restated tax loss carryforwards can be offset against future taxable income.

Assets tax is determined by applying the rate of 1.8% to the net amount of certain assets and liabilities, and is payable only when assets tax exceeds income tax. For the period ended at June 30, 2000 the Company had no income tax payable, as a result of which, assets tax was considered an account receivable that will be credited against income tax of future years; accordingly is presented in the financial information together with deferred taxes.

Income tax corresponding to the years ended June 30, 2001, 2000 and 1999 and for the three months periods ended September 30, 2001 and 2000 (unaudited), was determined in accordance with the tax law provisions in effect as of those dates, which recognize inflationary effects on taxable income.

Reconciliation between effective and statutory income tax rate is as follows:

                                                                                                      For three months
                                                      Year ended June 30,                            ended September 30,
                                          ------------------------------------------               -----------------------
                                          2001               2000               1999               2001               2000
                                          ----               ----               ----               ----               ----
                                                                                                         (unaudited)
(Loss) profit before taxes            ($1,746,216)       $ 1,035,398        $    61,802        ($1,550,456)       $   256,603
Income tax rate                                35%                35%                35%                35%                35%
                                      -----------        -----------        -----------        -----------        -----------

Income tax at statutory rate             (611,176)           362,389             21,631           (542,660)            89,811

Effect on income tax for:
Cash advances to Argentina
and Brazil                                159,675             63,200             16,388             28,090                 --
Depreciation                              (23,781)            (9,160)            (9,836)            (5,941)            (7,457)
Tax effects of inflation on
monetary assets and liabilities,
and restatement of loss
carryforwards, net                        (16,483)           (67,405)            (6,220)            (2,498)            (7,036)
Non deductible items and other            (14,008)          (145,362)            36,348             16,059            (19,882)
                                      -----------        -----------        -----------        -----------        -----------

Income tax (benefit) provision
(current and deferred)                   (505,773)           203,662             58,311           (506,950)            55,436
Valuation allowance                       939,792                 --                 --            506,950                 --
                                      -----------        -----------        -----------        -----------        -----------

Income tax (benefit) provision
(current and deferred), net           $   434,019        $   203,662        $    58,311        $        --        $    55,436
                                      ===========        ===========        ===========        ===========        ===========

Income tax (benefit) provision for the years ended June 30, 2001, 2000 and 1999 and for the three month periods ended September 30, 2001 and 2000 (unaudited) is analyzed as follows:

                                                                                         For three months
                                                  Year ended June 30,                   ended September 30,
                                       ----------------------------------------      -------------------------
                                          2001           2000           1999            2001            2000
                                                                                            (unaudited)
Deferred tax (benefit) provision        (505,773)      $ 203,662      $  58,311       (506,950)      ($ 57,386)
Valuation allowance                      939,792              --             --        506,950              --
                                       ---------       ---------      ---------      ---------       ---------

Deferred tax provision (benefit),
net                                      434,019       $ 203,662      $  58,311             --         (57,386)
Current tax                                   --              --             --             --         112,822
                                       ---------       ---------      ---------      ---------       ---------

                                       $ 434,019       $ 203,662      $  58,311      $      --       $  55,436
                                       =========       =========      =========      =========       =========

(b) Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Financial Statements

In December 2000, we entered into a reorganization agreement with Presencia en Medios S.A. de C.V. ("Presencia") and certain of its affiliates, which agreement was later amended on February 4, 2001. On September 20, 2001 we completed the transaction contemplated by the reorganization agreement (the "Presencia Transaction"), in accordance with which Presencia and its affiliates sold their shares of Publicidad Virtual S.A. de C.V. ("Publicidad") to us and our affiliate Princeton Video Image Latin America, LLC ("PVI Latin America"), and Publicidad became our wholly-owned, indirect subsidiary. The acquisition, which was a stock-for-stock transaction, was recorded using the purchase method of accounting. The total purchase price of Publicidad was $6.4 million and consisted of the following costs to PVI:

Shares of PVI stock exchanged for Publicidad stock             2,678,353

PVI average stock price a few days before and after
                    the Acquisition was agreed to             $    1.518

Value of PVI stock issued for the Acquisition                  4,065,740

Fair value of vested warrants issued for the Acquisition       1,455,553

Acquisition costs                                                918,819
                                                              ----------
                    Total Purchase Price                      $6,440,112
                                                              ==========

Included in the purchase price is the fair value of 959,086 fully vested warrants issued to PV employees. The fair value of the vested warrants at the acquisition date of September 20, 2001 of $1,455,553, has been determined using the Black-Scholes methodology. The terms of the warrants are as follows:

     Exercise Price       Number of         Weighted-           Weighted
                           Warrants          average             average
                                          exercise price     contractual term
     $2.31 - 4.50           205,736          $  3.58                 2.49
     $5.05 - 7.47           456,492          $  6.15                 2.99
     $9.31 - 12.12          273,699          $  8.17                 2.23
     $10.34 - 20.00          23,159          $ 18.31                 2.79

Estimated acquisition costs of $918,819, which have been included in the purchase price, are comprised of the following:

Legal costs ..............   $240,350
Accounting costs .........    417,037
Fairness opinion .........    100,762
Advisory fees and other ..    160,670
                             --------
             Total .......   $918,819

A preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Publicidad has been made as follows:

    Net book value of Publicidad after adjustments
    to eliminate balances and activities between
    entities                                           $(1,474,689)
         Fair value adjustments:
         Customer relationships - 4 year life            1,000,000
         Distribution relationships - 5 year life        2,100,000
         Trademarks and tradenames - 3 year life           100,000
         Goodwill - indefinite life                      4,714,801
                                                       -----------
Total fair value of adjustments                          7,914,801
                                                       -----------
                                                       $ 6,440,112
                                                       ===========

We may make refinements to the allocation of the purchase price in future periods as the related fair value appraisal of certain assets and liabilities are finalized. The purchase of Publicidad has been recorded with an effective date of September 30, 2001. The impact of results from September 20, 2001 through September 30, 2001 is deemed immaterial to our consolidated results.

The accompanying unaudited pro forma information set forth below gives effect to the acquisition by PVI of Publicidad as if it had been completed on July 1, 2000 in the unaudited proforma condensed combined statement of operations ("Pro Forma Statement of Operations"). The Pro Forma Statement of Operations and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with the historical financial statements of PVI and Publicidad.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of PVI after the acquisition.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                    For the Year Ended June 30, 2001
                                                    -------------------------------------------------------------------------
                                                         PVI            Publicidad            Adjustments           Pro Forma
                                                         ---            ----------            -----------           ---------
Royalties and license fees                          $  2,421,441       $          0          ($2,142,927)(1)       $    278,514
Advertising and Contract revenue                    $  2,242,236       $  8,647,146                                $ 10,889,382
                                                    ------------       ------------          ------------          ------------
                Total Revenue                       $  4,663,677       $  8,647,146          ($2,142,927)          $ 11,167,896

Cost and Expenses:
  Sales and marketing                               $  3,508,917       $  7,347,490          ($1,765,938)(1)
                                                                                             $ 1,183,000(4)        $ 10,273,469
  Product development                               $  2,821,564       $          0                                $  2,821,564
  Field operations and support                      $  5,420,065       $  1,112,415            ($273,287)(1)       $  6,259,193
  General and administrative                        $  5,624,064       $  1,836,030          $   122,889(2)
                                                                                             $   704,000(3)        $  8,286,983
                                                    ------------       ------------          ------------          ------------
                Total costs and expenses            $ 17,374,610       $ 10,295,935             ($29,336)          $ 27,641,209

Operating loss                                      ($12,710,933)       (1,648,789)          ($2,113,591)          ($16,473,313)
Other income and (expense)                          $    555,316          ($97,427)                                $    457,889
                                                    ------------       ------------          ------------          ------------
Profit/ (loss) before taxes                         ($12,155,617)       (1,746,216)          ($2,113,591)          ($16,015,424)
Minority Interest                                   $    217,298                                                   $    217,298
Tax benefit/ (provision)                            $    371,999         ($461,861)                                    ($89,862)
Losses from equity investment                          ($114,243)      $          0                                   ($114,243)
                                                    ------------       ------------          ------------          ------------
Net Profit/ (loss)                                  ($11,680,563)      ($2,208,077)          ($2,113,591)          ($16,002,231)
Accretion of preferred stock dividends                  ($11,801)      $          0                                    ($11,801)
                                                    ------------       ------------          ------------          ------------
Net Profit/ (loss) if applicable to common stock    ($11,692,364)      ($2,208,077)          ($2,113,591)          ($16,014,035)
                                                    ============       ============          ============          ============


  Basic and diluted net loss per share
     applicable to common stock                           ($1.09)                                                        ($1.19)
                                                      ==========                                                     ==========

  Weighted average number of shares
      of common stock outstanding                     10,731,634                                2,678,353(5)         13,409,987
                                                      ==========                                                     ==========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                    For the 3 months ended September 30, 2001
                                                    --------------------------------------------------------------------------
                                                         PVI            Publicidad            Adjustments            Pro Forma
Royalties and license fees                          $    952,919       $          0             ($862,269)(1)      $     90,650
Advertising and Contract revenue                    $    705,988       $  1,989,772                                $  2,695,760
                                                    ------------       ------------          ------------          ------------
                Total Revenue                       $  1,658,907       $  1,989,772             ($862,269)         $  2,786,410

Cost and Expenses:
  Sales and marketing                               $    847,669       $  2,815,408             ($234,893)(1)
                                                                                              ($1,183,000)(4)      $  2,245,184
  Product development                               $    696,182       $          0                                $    696,182
  Field operations and support                      $  1,399,290       $    262,194              ($69,865)(1)      $  1,591,619
  General and administrative                        $    811,619       $    399,867          $     40,963(2)
                                                                                             $    176,000(3)       $  1,428,449
                                                    ------------       ------------          ------------          ------------
                Total costs and expenses            $  3,754,760       $  3,477,469           ($1,270,795)         $  5,961,434

Operating profit/ (loss)                             ($2,095,853)       ($1,487,697)         $    408,526            (3,175,024)
Other income and (expense)                          $     60,664            (62,759)                                $     (2,095)
Profit/ (loss) before taxes                          ($2,035,189)        (1,550,456)         $    408,526            (3,177,119)
Loss on Securities Available for Sale                  ($316,433)                                                     ($316,433)
Minority Interest                                   $     49,603                                                   $     49,603
Tax benefit/ (provision)                            $          0                  0                                           0
Losses from equity investment                           ($67,526)      $          0                                    ($67,526)
                                                    ------------       ------------          ------------          ------------
Net Profit/ (loss)                                   ($2,369,545)       ($1,550,456)              408,526            (3,511,475)
Accretion of preferred stock dividends                   ($1,730)      $          0                                     ($1,730)
                                                    ------------       ------------          ------------          ------------
Net Profit/ (loss) if applicable to common stock     ($2,371,275)       ($1,550,456)              408,526            (3,513,205)
                                                    ============       ============          ============          ============


  Basic and diluted net loss per share
     applicable to common stock                           ($0.19)                                                        ($0.23)
                                                    ============                                                   ============

  Weighted average number of shares
      of common stock outstanding                     12,620,249                                2,678,353(5)         15,298,602
                                                    ============                                                   ============

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                             For the 3 months ended September 30, 2000
                                                    --------------------------------------------------------------
                                                       PVI            Publicidad     Adjustments        Pro Forma
                                                    --------------------------------------------------------------
Royalties and license fees                            $  584,910      $        0      ($564,620)(1)     $   20,290
Advertising and Contract revenue                      $  734,347      $2,389,920                        $3,124,267
                                                    --------------------------------------------------------------
     Total Revenue                                    $1,319,257      $2,389,920      ($564,620)        $3,144,557

Cost and Expenses:
  Sales and marketing                                 $  855,061      $1,519,461      ($244,728)(1)     $2,129,794
  Product development                                 $  712,856      $        0                        $  712,856
  Field operations and support                        $1,450,003      $  298,601       ($68,843)(1)     $1,679,761
  General and administrative                          $1,324,528      $  344,672        $40,963 (2)
                                                                                       $176,000 (3)     $1,886,163
                                                    --------------------------------------------------------------
     Total costs and expenses                         $4,342,448      $2,162,734       ($96,608)        $6,408.754

Operating profit/ (loss)                             ($3,023,191)     $  227,186      ($468,012)       ($3,264,017)
Other income and (expense)                            $  119,927      $   29,417                        $  149,344
                                                    --------------------------------------------------------------
Profit/ (loss) before taxes                          ($2,903,264)     $  256,603      ($468,012)       ($3,114,673)
Tax benefit/ (provision)                              $        0        ($55,436)                         ($55,436)
Minority Interest                                     $   40,082                                        $   40,082
Losses from equity investment                         $        0      $        0                        $        0
                                                    --------------------------------------------------------------
Net Profit/ (loss)                                   ($2,863,182      $  201,167      ($468,012)       ($3,130,027)
Accretion of preferred stock dividends                   ($6,611)     $        0                           ($6,611)
                                                    --------------------------------------------------------------
Net Profit/ (loss) if applicable to common stock     ($2,869,793)     $  201,167      ($468,012)       ($3,136,638)
                                                    ==============================================================

Basic and diluted net loss per share
  applicable to common stock                              ($0.29)                                           ($0.25)
                                                    ============                                        ==========

Weighted average number of shares
  of common stock outstanding                          9,975,258                      2,678,353 (5)     12,653,611
                                                    ============                                        ==========

NOTES TO UNAUDITED PVI PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1 To eliminate intercompany activity and balances between the two entities relating to licensing and royalty arrangements. Included in the elimination entry is a reduction of $76,149 to the pro forma goodwill adjustment, resulting from timing differences in certain inter-entity transactions.

2. Gives effect to the fair value of the unvested warrants given to PV as part of the purchase price and the associated compensation expense of these warrants. At September 30, 2001, 77,739 warrants remained unvested with a weighted-average remaining contractual term of nine months and a weighted-average exercise price of $6.35 per warrant. Based on the Black-Scholes pricing methodology, the fair value of the unvested warrants is approximately $122,889.

         The deferred compensation balance will be amortized as compensation expense on a straight-line basis over the weighted-average remaining contractual term of nine months. The compensation expense included for the twelve months ended June 30, 2001 and the three months ended September 30, 2001 is $122,889 and $40,963, respectively.


3. Gives effect to the amortization of the customer relationship, distribution right, and trademark and tradename intangibles obtained in the Publicidad transaction, as described in the headnote above.

4. Gives effect to the reclassification of a portion of the contingent service fee which became effective upon the closing of the PV acquisition. The amount of $1,183,000 represents the portion of the contingent service fee based on Adjusted Operating Cash Flow of PV during the fiscal year ended June 30, 2001. This balance has been eliminated from the results of operations for the three-month period ended September 30, 2001, and has been included as a pro-forma adjustment for the twelve-month period ended June 30, 2001, to reflect the period upon which this portion of the contingent service fee has been calculated. Reference footnote 6 of the historical PV financial statements, included in this Form 8-KA for further description of the Consultant Services Agreement.

5. Gives effect to the number of shares of PVI stock exchanged for all outstanding shares of Publicidad stock, assuming no dilution from any stock options or warrants outstanding as all periods are in net loss positions.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Princeton Video Image, Inc.


                                       By:  /s/ Lawrence Epstein
                                            -------------------------------
                                            Lawrence Epstein,
                                            Vice President of Finance
                                            and Chief Financial Officer


Date: December 4, 2001